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                                                                     EXHIBIT 4.5
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                                    STENA AB

                                       AND

                            THE CHASE MANHATTAN BANK,
                        FORMERLY KNOWN AS CHEMICAL RANK,

                                   AS TRUSTEE

                                -----------------

                                 AMENDMENT NO. 1

                         Dated as of September 25, 1997

                                     to the

                                    Indenture
                          dated as of December 20, 1995

                              10 1/2% Senior Notes
                                    due 2005

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     AMENDMENT NO. 1, dated as of September 25, 1997 (this "Amendment No. 1"), between Stena AB, a company incorporated under the laws of the Kingdom of Sweden, as Issuer (the "Company"), and The Chase Manhattan Bank, (formerly known as Chemical Bank), as Trustee (the "Trustee"). For purposes of this Amendment No. 1, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture (as defined below).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 20, 1995 (the "Indenture "), providing for the issuance by the Company of $175,000,000 of 10 1/2% Senior Notes due 2005 (the "Securities");

     WHEREAS, Section 9.2 of the Indenture provides that the Company, when authorized by a resolution of its Boards of Directors, and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, may amend, supplement or eliminate the provisions of the Indenture, subject to certain exceptions set forth in Section 9.2 of the Indenture;

     WHEREAS, the parties hereto are entering into this Amendment No. 1 to amend certain provisions of the Indenture (the "Amendments");

     WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities have duly consented to the Amendments in the manner set forth in Section 9.2 of the Indenture;

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Company's


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Board of Directors authorizing the execution, delivery and performance of this
Amendment No. 1, (ii) evidence of the written consent of the Holders of Securities set forth in the immediately preceding paragraph and (iii) an Officers' Certificate and an Opinion of Counsel in compliance with and to the effect set forth in Sections 9.2 and 9.3 of the Indenture; and

     WHEREAS, all other acts and things necessary to make this Amendment No. 1 a valid, binding and enforceable instrument and all of the conditions and requirements set forth in Section 9.2 of the Indenture have been performed and fulfilled and the execution and delivery of this Amendment No. 1 have been in all respects duly authorized by the Company and the Trustee.

     NOW, THEREFORE, in consideration of the premises set forth herein and notwithstanding any provision of the Indenture which, absent this Amendment No. 1, might operate to limit such action, the parties hereto have executed and delivered this Amendment No. 1, and the Company does hereby covenant and agree with the Trustee for the equal and ratable benefit of the Holders of the Securities as follows:

     SECTION 1. Amendment of Certain Provisions of the Indenture.

     (a) Section 1.1 (Definitions - Asset Disposition) is hereby amended by (i) replacing "$2 million" appearing in clause (a) thereof with "$5 million" and
(ii) adding the words "or transfer" after the word "sale" at the beginning of clause (d) thereof.

     (b) Section 1.1 (Definitions - Debt) is hereby amended (i) to add "(x)" after the words "to the extent" and (ii) to add the following language at the end of clause (x): "or (y) that both such Person and the Person whose obligation is being Guaranteed are Subsidiaries of the Company."


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     (c) Section 1.1 (Definitions - Investment) is hereby amended (i) to delete the word "and" at the end of clause (i) , (ii) to add a comma at the end of clause (i) and (iii) to add the following new clause (iii) after the parenthetical appearing at the end of clause (ii): "and (iii) one or more investments by the Company or any of its Subsidiaries in Persons whose only assets are a Vessel and property directly related thereto".

     (d) Section 1.1 (Definitions - Revolving Credit Facility) shall read in its entirety as follows: "Revolving Credit Facility" means "one or more revolving or other credit facilities to which the Company and/or one or more subsidiaries of the Company may be parties (as obligor or guarantor), in an aggregate principal amount not to exceed $600 million at any time outstanding."

     (e) Section 1.1 (Definitions - Significant Subsidiary) is hereby amended by replacing "$10,000,000" with "$25 million".

     (f) Section 5.1 (Events of Default) is hereby amended by replacing "$10 million" appearing in clause (6) and (7) thereof with " $15 million".

     (g) Section 10.9 (Limitation on Debt of Subsidiaries ) is hereby amended by replacing clause (viii) with the following:

     "(viii) Debt of Subsidiaries of the Company not otherwise permitted to be Incurred pursuant to Clauses (i) through (vii) above, which, together with
     (a) any other outstanding Debt Incurred pursuant to this Clause (viii), (b) any outstanding Preferred Stock issued by Subsidiaries of the Company pursuant to Clause (iv) of Section 10.10 and (c) any Debt of the Company Incurred pursuant to Clause (vii) of the second paragraph of Section 10.8, has an aggregate principal amount (and/or liquidation preference) not in excess of $50 million at any time outstanding."

     (h) Section 10.10 (Limitation on Preferred Stock of Subsidiaries) is hereby amended by replacing the entirety clause (iv) with the following:



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     "(iv) Preferred Stock issued by Subsidiaries of the Company not otherwise permitted to be issued pursuant to Clauses (i) through (iii) above, which, together with (a) any other Preferred Stock outstanding pursuant to this Clause (iv), (b) any Debt of Subsidiaries of the Company Incurred pursuant to Clause (viii) of Section 10.9 and (c) any Debt of the Company Incurred pursuant to Clause (vii) of the second paragraph of Section 10.8, has an aggregate liquidation preference (and/or principal amount) not in excess of $50 million at any time outstanding."

     (i) Section 10.18 (Limitation on Transactions with Affiliates and Related Persons) is hereby amended by (i) replacing "$1 million" appearing in the first sentence thereof with "$2.5 million", and (ii) replacing "$5 million" appearing in clause (ii) thereof with "$10 million".

     (j) Section 10.19 (Limitation on Certain Asset Dispositions) is hereby amended (i) to replace "(x)" with "(w)" in clause (ii), (ii) to replace "(y)" with "(w)" in clause (ii), (iii) to replace "(z)" with "(y)" in clause (ii) and
(iv) to add a new clause at the end of clause (ii): ", and (z) in the case of an Asset Disposition relating to a Vessel or Vessels, notes received in consideration for such disposition, provided, that at no time shall there be, in the aggregate, more than $15 million of notes received under this Clause (z) outstanding (exclusive of notes complying with the requirements of Clauses (w) or (x) above)".

     SECTION 2. Operation of Amendments. Upon the execution and delivery of this Amendment No. 1 by the Company and the Trustee, the Amendments contained herein will become effective and operative.

     SECTION 3. Miscellaneous.

     (a) Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all terms, provisions and conditions thereof are and shall remain in full force and effect.

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     (b) All agreements of the Company and the Trustee, respectively, in this
Amendment No. 1 shall bind their respective successors.

     (c) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

     (d) If any provision of this Amendment No. l limits, qualifies or conflicts with the duties imposed by TIA ss. 318 (c) , the imposed duties shall control.

     (e) The titles and headings of the sections of this Amendment No. 1 have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     (f) The parties may sign any number of copies of this Amendment No. 1. Each signed copy shall be an original, but all of them together represent the same agreement.

     (g) In case any provision of this Amendment No. 1 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

     (h) The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment No. 1 or for or in respect of the recitals contained therein, all of which recitals are made solely by the Company.

                            [SIGNATURE PAGES FOLLOW]




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     IN WITNESS WHEREOF, the parties hereof have caused this Amendment No. 1 to be duly executed and delivered, and their respective corporate seals to be hereunto affixed, all as of the date first written above.

                                           STENA AB


                                           By: /s/ Svante Carlsson
                                               -------------------------------
                                               Name: Svante Carlsson
                                               Title: Chief Financial Officer,
                                                      Executive Vice President


                                           THE CHASE MANHATTAN BANK


                                           By: /s/ R. Lorenzen
                                               -------------------------------
                                               Name: R. Lorenzen
                                               Title: Senior Trust Officer


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